BY-LAWS
OF
BNSF RAILWAY COMPANY

Effective February 28, 2014

BY-LAWS OF
BNSF RAILWAY COMPANY
(Amended and Restated as of February 28, 2014)
ARTICLE I.

Offices
Section 1.    Registered Office and Agent.
The registered office of the Corporation is located at 1209 North Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.
Section 2.    Other Offices.
The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II.

Meetings of Stockholders.
Section 1.    Annual Meetings.
A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at ten o’clock a.m. on the second Thursday of May, or at such other time on such other day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.
Section 2.    Special Meetings.
Special meetings of the stockholders for any purpose or purposes may be called at any time only by a majority of the Board of Directors, the Executive Chairman of the Board or the President.
Section 3.    Place of Meetings.
The annual meeting of the stockholders of the Corporation shall be held at the general offices of the Corporation in the City of Fort Worth, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto).
Section 4.    Notice of Meetings.
Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
When a meeting is adjourned to another time and place, if any, notice of the adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 5.    Quorum.
At any meeting of the stockholders, the holders of record of a majority of the total number of outstanding shares of stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes.
If a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by statute or the Restated Certificate of Incorporation.
In the absence of a quorum at any meeting, the Executive Chairman of the Board or the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.
Section 6.    Organization.
At each meeting of the stockholders, the Executive Chairman of the Board, or in his or her absence the President, or, if both of the said officers are absent, the Chief Executive

Officer, or, if all of the said officers are absent, a person designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.
The Secretary, or in his or her absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as Secretary of the meeting.
Section 7.    Voting.
At each meeting of the stockholders, each holder of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his or her name on the stock ledger of the corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting or, if no record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given. Shares of its own capital stock belonging to the Corporation, or to another Corporation if a majority of the shares entitled to vote in the election of Directors of such other Corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.
At each election of Directors the voting shall be by ballot, and the nominees having the greatest number of votes shall be deemed and declared elected. Except as otherwise provided in the preceding sentence or as required by statute, the Restated Certificate of Incorporation or these By-Laws, all matters shall be decided by a majority of the votes cast, a quorum being present.
Section 8.    Nominations.
Nominations of persons for election to the Board of Directors may be made at an annual meeting of the stockholders pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II or by or at the direction of the Board of Directors.
Section 9.    Written Consent of Stockholders without a Meeting.
Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III.

Board of Directors.
Section 1.    Number, Qualification and Term of Office.
The business, property and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or more than seven Directors. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board of Directors. However, no decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year and the term shall begin immediately after such election. Each Director shall serve until his or her successor is elected and shall qualify or until he or she shall have died, resigned or been removed in the manner hereinafter provided.
Section 2.    Vacancies.
Vacancies in the Board of Directors and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such Director’s successor shall have been duly elected and qualified.
Section 3.    Resignations.
Any Director may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.
Section 4.    Removals.
Any Director may be removed, with cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the Corporation entitled to vote for the election of Directors, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.

Section 5.    Place of Meetings; Books and Records.
The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board of Directors from time to time may determine, unless otherwise provided in the Restated Certificate of Incorporation or in these By-Laws.
The Board of Directors, subject to the provisions of the DGCL, may authorize the books and records of the Corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the Corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.
Section 6.    Annual Meeting of the Board of Directors.
The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers and the transaction of such other business as may come before the Board of Directors, shall be held at the same place as and immediately after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the newly elected Directors.
Section 7.    Regular Meetings.
The Board of Directors may, by resolution, provide for the time and place for the holding of additional regular meetings of the Board of Directors without notice other than such resolution.
Section 8.    Special Meetings.
Special meetings of the Board of Directors may be called by the Executive Chairman of the Board or the President and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director, addressed to his or her residence or usual place of business, or shall be sent to such Director by telegraph or facsimile or other electronic transmission, in each case, in the manner set forth in Article VIII of these By-Laws or be communicated to such Director personally or by telephone. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 9.    Quorum and Manner of Acting.
Except as otherwise provided by the DGCL, the Restated Certificate of Incorporation, or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.
Section 10.    Organization.
At every meeting of the Board of Directors, the Executive Chairman of the Board, or in his or her absence, the President, or, if both of the said officers are absent, the Chief Executive Officer, or, if all of the said officers are absent, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as Secretary of the meeting.
Section 11.    Consent of Directors in Lieu of Meeting.
Unless otherwise restricted by the Restated Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such written consent or electronic transmission is filed with the minutes of the proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 12.    Telephonic Meetings.
Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section 13.    Compensation.
Each Director, who is not a full-time salaried officer of the Corporation or its parent, or a subsidiary or affiliated corporation, when authorized by resolution of the Board of Directors may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his or her reasonable expenses for attendance at each regular or special meeting of the Board of Directors. No full-time salaried officer of the Corporation shall receive compensation for serving as a Director of any of the Corporation’s wholly-owned subsidiaries.

ARTICLE IV.
Officers.
Section 1.    Elected Officers.
The elected officers of the Corporation shall be an Executive Chairman of the Board, a President, a Chief Executive Officer, one or more Executive Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected by the Board of Directors. Any number of offices may be held by the same person. Any officer may hold such additional title descriptions or qualifiers such as “Chief Financial Officer”, “Chief Operating Officer”, “Chief Marketing Officer”, “Comptroller”, or “Assistant Secretary” or such other title as the Board of Directors shall determine. Any reference to “Chairman” shall be synonymous with “Executive Chairman”.
Section 2.    Election and Term of Office.
The elected officers of the Corporation shall be elected by the Board of Directors and shall hold office for such terms as may be determined by the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until or until he or she shall have died, resigned or been removed in the manner hereinafter provided.
Section 3.    Appointed Officers.
In addition to the elected officers of the Corporation, the Corporation shall have such Vice Presidents as may be appointed by the Executive Chairman of the Board and the President for such terms as may be determined by the Executive Chairman of the Board and the President. The Corporation shall also have such Assistant Vice Presidents and other lower level officers as may be appointed by the President for such terms as may be determined by the President. Any number of offices may be held by the same person. Each such appointed officer shall hold office until his or her successor shall have been duly appointed and qualified, or until he or she shall have died, resigned or been removed in the manner hereinafter provided.
Section 4.    Resignations.
Any officer may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.
Section 5.    Removals.
Any officer elected by the Board of Directors may be removed, either with or without cause, by the Board of Directors at a regular or special meeting of the Board of Directors. Any officer or agent appointed by the Executive Chairman of the Board and the President may be removed, either with or without cause, by the Executive Chairman of the Board and President. Any officer or agent appointed by the President may be removed, either with or without cause, by the President.

Section 6.    Vacancies.
Any vacancy occurring in any office of the Corporation by reason of death, retirement, resignation, removal, or otherwise shall be filled for the unexpired portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.
Section 7.    Compensation of Officers.
The compensation of all officers elected by the Board of Directors and of all other officers whose compensation is prescribed by the Board of Directors shall be fixed from time to time by the Board of Directors, or by the Executive Chairman of the Board or the President when so authorized by the Board of Directors.
Section 8.    Executive Chairman of the Board.
The Executive Chairman of the Board (A/K/A Chairman) shall discharge those responsibilities as shall be determined by the Board of Directors, including the power to sign and acknowledge in the name and on behalf of the Corporation, all stock certificates, contracts or other documents and instruments, except when the signing thereof shall have been expressly delegated to some other officer or agent, or required by law to be otherwise signed or executed, and unless otherwise provided by law or by the Board of Directors. The Executive Chairman of the Board shall preside at all meetings of the Board of Directors and have authority to call special meetings of the Board of Directors.
Section 9.    President.
The President shall have general authority over the property, business and affairs of the Corporation and over all other officers, agents and employees of the Corporation, subject to the control and direction of the Board of Directors including the power to sign and acknowledge in the name and on behalf of the Corporation, all stock certificates, contracts or other documents and instruments, except when the signing thereof shall have been expressly delegated to some other officer or agent, or required by law to be otherwise signed or executed, and unless otherwise provided by law or by the Board of Directors, may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his or her place and stead all such documents and instruments. He or she shall have power to appoint Vice Presidents, Assistant Vice Presidents and other officers as set forth in Section 3 of this Article IV and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors. He or she shall have power to delegate to other officers of the Corporation, through written delegations or otherwise, such authority to transact the business affairs of the Corporation. The President shall, in the absence of the Executive Chairman of the Board, preside at meetings of the stockholders and at meetings of the Board of Directors.

Section 10.    Chief Executive Officer.
The Chief Executive Officer shall have general authority over the property, business and affairs of the Corporation and over all other officers, agents and employees of the Corporation, subject to the control of the Board of Directors and the President, and shall report directly to the President. The Chief Executive Officer shall, in the absence of the Executive Chairman of the Board and the President, preside at meetings of the stockholders and of the Board of Directors.
Section 11.    Secretary.
The Secretary shall attend and keep minutes of meetings of the stockholders and the Board of Directors in books of the Corporation provided for that purpose; shall have custody of the corporate records of the Corporation; shall see that notices are given and records properly kept and filed by the Corporation, as required by the By-Laws or as required by law; and in general, shall have such other powers and perform such other duties as are incident to the office of Secretary and as may from time to time be assigned to him or her by the Board of Directors or the President.
Section 12.    Treasurer.
The Treasurer shall have responsibility for the custody and safekeeping of all funds of the Corporation and shall have charge of their collection, receipt and disbursement; shall receive and have authority to sign receipts for all monies paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in such banks or depositories as the Board of Directors shall approve; shall endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to the Corporation; shall disburse the funds of the Corporation only in such manner as provided in the By-Laws or as the Board of Directors may require; shall sign or countersign all notes, endorsements, guarantees and acceptances made on behalf of the Corporation when and as directed by the Board of Directors; shall keep full and accurate accounts of the transactions in his or her office in books belonging to the Corporation and render to the Board of Directors whenever it may require an account of his or her transactions as Treasurer; shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may require; shall have the responsibility for the custody and safekeeping of all securities of the Corporation; and in general, shall have such other power and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors, or be delegated to him or her by the President or its designees.
Section 13.    Executive Vice President.
Any Executive Vice President shall have such powers and duties as the Board of Directors, the Executive Chairman of the Board, the President or these By-Laws may from time to time prescribe.

Section 14.    Vice President.
Any Vice President shall have such powers and duties as the Executive Chairman of the Board, the President or these By-Laws may from time to time prescribe.
Section 15.    Assistant Vice President.
Any Assistant Vice President shall have such powers and duties as the President or these By-Laws may from time to time prescribe.
Section 16.    Absence or Disability of Officers.
In the absence or disability of the Executive Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled.
ARTICLE V.

Stock Certificates and Transfer Thereof.
Section 1.    Stock Certificates.
The interest of each stockholder shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate, signed by or in the name of the Corporation by the Executive Chairman of the Board, the President, the Chief Executive Officer or an Executive Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated stock, if any, and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
Section 2.    Designation of Preferences.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, except that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.
Section 3.    Transfer of Stock.
Transfer of shares of the capital stock of the Corporation represented by certificates shall be made only on the books of the Corporation by the holder thereof, or by his or her attorney thereunto duly authorized, and on surrender of the certificate or certificates for such shares. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or, unless otherwise provided by the DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.
Section 4.    Transfer Agent and Registrar.
The Corporation may, if and whenever the Board of Directors shall so determine, maintain in such place or places as the Board of Directors shall so determine, one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors where the shares of the capital stock of the Corporation of any class or classes shall be transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock of any class or classes shall be registered.
Section 5.    Additional Regulations.
The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the capital stock of the Corporation.

Section 6.    Lost, Destroyed or Mutilated Certificates.
The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and the Board of Directors may, in its discretion, cause a new certificate to be issued to him or her in case of mutilation of the certificate upon surrender of the mutilated certificate, or in case of loss, theft or destruction of the certificate upon satisfactory proof of such loss or destruction, and in any case, if the Board of Directors shall so determine, upon the delivery of a bond in such form and sum, and with such surety or sureties, as the Board of Directors may direct, to indemnify the Corporation and its agent against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VI.

Dividends, Surplus, Etc.
Except as otherwise provided by statute or the Restated Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there be no such surplus, out of its net profits for the fiscal year in which the dividend is declared or its preceding fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation. The Board of Directors may use and apply any of such surplus or net profits in purchasing or acquiring any of the bonds, debentures, notes, scrip, other securities or evidences of indebtedness of the Corporation or of any of its controlled or subsidiary corporations, or may set apart from any of the funds of the Corporation available for dividends such sum or sums as it, in its absolute discretion, may think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE VII.

Fiscal Year.
The fiscal year of the Corporation shall begin on the first day of January of each year.
ARTICLE VIII.

Notices.
Notices to stockholders and Directors shall be given in the manner and form hereinbefore provided, and (a) if given by mail shall be deemed to be given at the time deposited in the United States mail, enclosed in a sealed envelope properly addressed and postage prepaid, (b) if given by telegraph, cable or wireless shall be deemed to be given at the time delivered to a representative of a telegraph, cable or wireless company, as the case may be, properly addressed, with instructions that it be transmitted, (c) if given by facsimile telecommunication, shall be deemed to be given when directed to a number at which such stockholder or Director has consented to receive notice, (d) if by electronic mail, shall be deemed to be given when directed to an electronic mail address at which such stockholder or Director has consented to receive notice and (e) if by any other form of electronic transmission to which such stockholder or Director has consented to receive notice, shall be deemed to be given when directed to such stockholder or Director. For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Whenever any notice is required to be given under the provisions of the statute, the Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
ARTICLE IX.

Checks, Drafts, Bank Accounts, Etc.
Section 1.    Checks, Drafts, Etc.; Loans.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors.
Section 2.    Deposits.
All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Executive Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President, the Treasurer or any Assistant Treasurer, or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

ARTICLE X.

Amendments.
These By-Laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board of Directors, of a majority of the whole Board of Directors, subject to the right of the stockholders of the Corporation to amend or repeal By-Laws made or amended by the Board of Directors by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the Corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.